Exhibit 99.1

TITAN PHARMACEUTICALS ANNOUNCES APPOINTMENT OF DATO’ SEOW GIM SHEN AND BRYNNER CHIAM TO THE COMPANY’S BOARD OF DIRECTORS

SAN FRANCISCO, Oct. 16, 2023 (GLOBE NEWSWIRE) -- Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) (“Titan” or the “Company”) is pleased to announce the appointments of Dato’ Seow Gim Shen and Brynner Chiam to the Company’s Board of Directors , effective October 12, 2023. Mr. Shen has also been appointed Chairman of the Board.

Simultaneous with the election of Mr. Shen and Mr. Chiam to the Board, David E. Lazar and Peter L. Chasey each submitted their resignations from the Board, effective immediately. These resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. Mr. Lazar will remain with the Company as Chief Executive Officer.

Dato’ Seow Gim Shen obtained his Bachelor of Multimedia from Swinburne University of Technology in 2005. Dato’ Seow is an expert in IT development industry with more than 15 years of experience. Dato’ Seow also serves as the chairman at Prima Niaga Group Sdn Bhd, Zchwantech Sdn Bhd and Blackwolf Technology Sdn Bhd where he oversees the business management and development of IT and software services as well as distribution of retail electronics. In addition, Dato’ Seow also serves as director of C Tech Solutions Sdn Bhd, Collaborate Technology Limited and Black Chamber Management Sdn Bhd where he leads and manages the business development and operations, domestic and overseas professional outsourcing services as well as start-up incubation developments. Dato’ Seow is also an executive director of C Tech Multimedia Sdn Bhd, leading the business management and development of digital agency products and services in the APAC region. Dato’ Seow is a business advisor of Carzo Holdings Bhd (KLSE: CARZO) and advisor to the management team of Dinwai Asia Equity Sdn Bhd.

Brynner Chiam obtained his Bachelor of Business Studies (Accountancy) from Massey University in 1998. Since November 2020, he has held the position of vice president of finance and tax at Black Chamber Management Sdn Bhd where he oversees the finance team in managing, planning, and executing financial matters of the company and clients. Mr Chiam is focused on employee re-education and value creation, client satisfaction, and expanding the company’s client base. Prior to his appointment at Black Chamber Management Sdn Bhd, Mr Chiam served as a director of Tricor Taxand Sdn Bhd from 2014-2020, as a partner of Dell N Rinne Consultancy & Services from 2011-2014 and as finance director of Global Goals (M) Sdn Bhd from 2009-2010. Mr Chiam also held managerial roles in the field of business and finance consultancy in companies including Walton International Property Group (M) Sdn Bhd, OSK Investment Bank Bhd, PricewaterhouseCoopers Human Resource Services Pte Ltd (Singapore) and Brooks Business Consultancy Sdn Bhd.

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ: TTNP), based in South San Francisco, CA, is a development stage company developing proprietary therapeutics with utilizing ProNeura® long-term, continuous drug delivery technology. The ProNeura technology has the potential to be used in developing products for treating a number of chronic conditions, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. In December 2021, Titan commenced a process to explore and evaluate strategic alternatives to enhance shareholder value.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our ability to raise capital, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.